Exhibit 10.4
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Brackets with triple asterisks denote omissions.
PLAYSTATION 5 AMENDMENT TO PLAYSTATION GLOBAL
DEVELOPER & PUBLISHER AGREEMENT

This PlayStation 5 Amendment (“PS5 Amendment”) to the PlayStation Global Developer and Publisher Agreement (“GDPA”), effective as of May 1, 2020 (“PS5 Effective Date”), entered into by Sony Interactive Entertainment, Inc. (“SIEJA”), a Japanese company with offices at 1-7-1 Konan, Minato-ku, Tokyo 108-0075, Japan, Sony Interactive Entertainment LLC (“SIEA”), a Delaware limited liability company with offices at 2207 Bridgepointe Parkway, San Mateo, CA 94404, and Sony Interactive Entertainment Europe Limited (“SIEE”), an English company with offices at 10 Great Marlborough Street, London W1F 7LP, UK, on the one hand (SIEJA, SIEA and SIEE, each individually an “SIE Company” and collectively, “SIE”), and Take-Two Interactive Software, Inc., a Delaware Corporation with offices at 110 West 44th Street, New York, NY 10036, and email address [***], Take-Two Interactive Japan G.K., Take-Two Interactive Korea Ltd., Take-Two Interactive Software UK Limited and Take Two International GmbH (individually and collectively, “Publisher”), on the other hand.

SIE and Publisher entered into the GDPA for the development and publishing of products for the PlayStation 4 and other proprietary PlayStation Systems. SIE and its Affiliates have since designed and developed certain core technology relating to the PlayStation 5 interactive entertainment system (“PS5”). Publisher desires to be granted a non-exclusive license to develop, publish, have manufactured, market, advertise, distribute or sell products for the PS5 and SIE is willing to grant Publisher such a license in accordance with the terms, and subject to the conditions, of this PS5 Amendment.

SIE and Publisher agree:

1.Definition of Terms. Unless otherwise indicated, capitalized terms used in this PS5 Amendment have the meanings given to them in Schedule 1 of the GDPA.

2.Extension of GDPA to PS5. The terms and conditions of the GDPA, as modified by this PS5 Amendment, shall be extended to Publisher’s PS5 products or services and all references to “Systems” in the GDPA are deemed to include PS5. The definition of “Systems” in Schedule 1 of the GDPA will be deleted and replaced by the following:

“System” means each of the proprietary PlayStation systems known as the PlayStation, PlayStation 2, PlayStation 3, PlayStation 4, PlayStation 5, PlayStation Portable (PSP), PlayStation Vita (PS Vita), and PlayStation Vita TV (PS Vita TV), including all iterations and server emulation of each. Collectively, all of the foregoing are referred to as the “Systems.”

3.[***]. Section 9.2.2(b) of the GDPA shall be deleted in its entirety and replaced with the following:

[***].

4.Other Modifications to the GDPA. Certain terms of the GDPA will be modified as set out in Exhibit 1of this PS5 Amendment.

5.Standard Contractual Clauses For The Transfer of Personal Data. By accepting this PS5 Amendment, Publisher is deemed to have read, acknowledged and accepted the European Commission’s Standard Contractual Clauses for the Transfer of Personal Data set forth in Exhibit 2 of this PS5 Amendment. Upon acceptance of this PS5 Amendment, the GDPA will be deemed to include such clauses as a Schedule to the GDPA.

6.Interpretation. Except as modified by this PS5 Amendment, the GDPA will continue in full force and effect. In the event of any conflict between this PS5 Amendment and the GDPA, the terms of this PS5 Amendment will prevail solely to the extent of such conflict. This PS5 Amendment may be executed by

37888381.3
electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

7.Authority to Contract. Each SIE Company is authorized by each other SIE Company to present and execute this PS5 Amendment on behalf of each other SIE Company, and to bind each other SIE Company to this PS5 Amendment.

37888381.3
IN WITNESS OF WHEREOF, the parties hereto have executed this PS5 Amendment as of the dates set forth below.

Sony Interactive Entertainment LLC

By: /s/ Philip L. Rosenberg

Print Name: Philip L. Rosenberg

Title: SVP

Date: 09-30-2020

Take-Two Interactive Software, Inc.

By: /s/ Daniel Emerson

Print Name: Daniel Emerson

Title: EVP & GC

Date: 9/29/2020

Take-Two Interactive Japan G.K.        Take-Two Interactive Korea Ltd.

By: /s/ Sebastian Belcher        By: /s/ Sebastian Belcher

Print Name: Sebastian Belcher        Print Name: Sebastian Belcher

Title: Director        Title: Director

Date: 30 September 2020        Date: 30 September 2020

Take-Two Interactive Software UK Limited    Take Two International GmbH

By: /s/ Sebastian Belcher        By: /s/ Frédéric Beaurain

Print Name: Sebastian Belcher        Print Name: Frédéric Beaurain

Title: Director        Title: Financial Controller

Date: 30 September 2020        Date: 30 September 2020

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